Exhibit 99.1

In connection with the Quarterly Report of CompuMed, Inc. (the Company) on Form 10-QSB for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, John G. McLaughlin, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)        The Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(2)        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to CompuMed, Inc. and will be retained by CompuMed, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ John G. McLaughlin

John G. McLaughlin
President and Chief Executive Officer
May 12, 2003